Exhibit 99.1

Quantum Materials Corp Signs Funded Product Development Agreement with Leading Optical Film Manufacturer

San Marcos, TX – September 22, 2015 – -- Leading North American quantum dot manufacturer Quantum Materials Corp (“QMC” or the “Company”) (OTCQB:QTMM) today announced that the company has executed a funded product development agreement with a leading global optical film manufacturer.

The use of quantum dots by leading display manufacturers continues to accelerate and this development agreement has the potential to result in the manufacturing of LCD displays of all sizes using QMC’s revolutionary QDXTM quantum dots in 2016. For further information on this agreement, please see the 8-K filed today with the Securities and Exchange Commission at http://www.sec.gov/.

About Quantum Materials Corp

Quantum Materials Corp develops and manufactures Quantum Dots and nanomaterials for use in medical, display, solar energy and lighting applications through its patented volume production process. QMC's volume manufacturing methods enable consistent quality and scalable cost reductions to drive innovative discovery to commercial success. Quantum Materials Corp technology continues to move the future of quantum dots to the present. Quantum Materials' products are the foundation for technologically superior, energy efficient and environmentally sound LCD UHD displays, the next generation of solid-state lighting, solar photovoltaic power applications, advanced battery and energy storage solutions, biotech imaging, and biomedical theranostics. Wholly-owned subsidiary Solterra Renewable Technologies develops sustainable quantum dot solar technology.

www.QMCDOTS.com

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that involve risks and uncertainties concerning business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report and in reports subsequently filed with the Securities and Exchange Commission ("SEC"). All documents are available through the SEC's EDGAR System at http://www.sec.gov/ or www.QMCdots.com. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

CONTACT: Business:

Art Lamstein

Director of Marketing

415.609.4969

artlamstein@QMCdots.com

Toshi Ando

Senior Director of Business Development for Asia/Pacific

510.300.4021

toshi@qmcdots.com

Media:

Rich Schineller

941.780.8100

rich@prmgt.com

Investor Relations:

Clay Chase /SD Torrey Hills Capital

858.456.7300

cc@sdthc.com